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                                                                     EXHIBIT 99C

                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES

                           LOAN ORIGINATIONS BY TYPE
                            (dollars in thousands)
                                  (unaudited)

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



                                                Real Estate
                     --------------------------------------------------------------------
                     Convertible/                   Call                   Construction/
Quarter Ended           Fixed           ARM         Date        Fixed          Tract         Consumer     Commercial     Total (1)
-------------        ------------   ----------   ----------   ---------   ---------------   ----------   ------------   ----------
Dec. 31, 1997            $ 69,219     $ 23,543     $  5,219   $ 223,942          $      -      $ 2,428       $ 21,031   $  345,382
                              20%           7%           1%         65%                0%           1%             6%         100%

Sept. 30, 1997           $ 64,062     $ 37,256     $  4,432   $ 177,237          $      -      $ 3,019       $ 15,831   $  301,837
                              21%          12%           2%         59%                0%           1%             5%         100%

June 30, 1997            $ 90,056     $ 33,752     $  6,888   $ 128,591          $      -      $ 2,658       $ 17,274   $  279,219
                              32%          12%           3%         46%                0%           1%             6%         100%

Mar. 31, 1997            $ 42,262     $ 25,206     $  4,637   $  72,900          $      -      $ 3,873       $  4,808   $  153,686
                              28%          16%           3%         47%                0%           3%             3%         100%

Dec. 31, 1996            $ 35,390     $ 61,404     $ 10,789   $  71,224          $    600      $ 5,314       $  1,347   $  186,068
                              19%          33%           6%         38%                0%           3%             1%         100%
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     (1) Includes refinanced portion of the Company's loans, which amounted to
$70,286, $49,461, $24,399, $20,203, and $22,075 for the quarters ended December
31, 1997, September 30, 1997, June 30, 1997, March 31, 1997, and December 31,
1996, respectively.